SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ZaZa Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	45-2986089
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2850 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ❑

Securities Act registration statement file number to which this form relates: 333-177264

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to Be Registered.

This registration statement relates to the common stock, $0.01 par value per share, of ZaZa Energy Corporation (the “Company”). Reference is made to the information set forth under the caption “Description of New ZaZa Capital Stock” contained in the prospectus filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, in connection with the Company’s Registration Statement on Form S-4 (Registration No. 333-177264), as amended. The description of the Company’s common stock contained in the prospectus under the heading “Description of New ZaZa Capital Stock” is hereby incorporated by reference into this registration statement.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 21, 2012

ZaZa Energy Corporation

By:	/s/ Craig M. McKenzie
	Name:	Craig M. McKenzie
	Title:	Vice President and Secretary